Exhibit 99.1

FOR IMMEDIATE RELEASE

[EDO Corporation Logo]

60 East 42nd Street,           Investor Contact:                Company Contact:
Ste, 5010                      Neil Berkman or Melanie Beeler   William J. Frost
New York, NY 10165             Berkman Associates               Vice President
212-716-2000                   (310) 277-5162                   Administration
                               info@BerkmanAssociates.com       (212) 716-2000
                                                                www.edocorp.com

                 EDO Corporation acquires dynamic systems, inc.

               Expands EDO's Professional and IT Service Business
          With the Department of Defense and Other Government Agencies

          NEW YORK, NEW YORK, October 9, 2001...EDO Corporation (NYSE:EDO) announced today that it has acquired Dynamic Systems, Inc., a privately held company based in Alexandria, Virginia. Dynamic Systems, which will become part of EDO's Systems and Analysis Group, provides professional and information technology services primarily to the Department of Defense and other government agencies. Terms of the acquisition were not disclosed.

          James M. Smith, president and chief executive officer of EDO, said, "With more than 25 years' of experience in providing professional and information technology services to the DOD and other government agencies, Dynamic Systems strengthens and expands the range of services EDO's Systems and Analysis Group can offer to both existing and new customers. This acquisition is an important step in the continued development of EDO's defense-related IT business."

          For the most recent twelve-month period, Dynamic Systems had revenue of approximately $17 million.

About EDO Corporation

          EDO Corporation (www.EDOcorp.com) supplies highly engineered products for governments and industry worldwide, including advanced electronic, electromechanical and information systems and engineered materials critical to the mission success of its customers. The Company's Defense Segment provides integrated front-line war fighting systems, including radar countermeasure systems, aircraft weapons storage and release systems, airborne mine countermeasure systems, and integrated combat systems and sonar systems and professional, operational, technical and information technology services. EDO's Space and Communication Segment addresses the needs of the remote sensing, communication, navigation, and electronic warfare industries with ultra-miniature electronics and a broad line of antennas. The Company's Engineered Materials Segment supplies piezoelectric and advanced composites for the communication, navigation, chemical, petrochemical, paper and oil industries, for civilian infrastructure and military applications.

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Forward-Looking Statements

          This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.